EXHIBIT 32.1

Certification of Chief Executive Officer Regarding Periodic Report Containing
 Financial Statements Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Robert A. Placek, the Chief Executive Officer of Wegener Corporation (the “Company”), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended February 27, 2009 (the “Report”) filed with the Securities and Exchange Commission:

•	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert A. Placek

Name:	Robert A. Placek
Title:	Chairman of the Board, President and Chief Executive Office (Principal Executive Officer)
Date:	April 13, 2009